EX-35.3
(logo) TORCHLIGHT
INVESTORS
TORCHLIGHT LOAN SERVICES


ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates
Series 20ll-C5 (the "Trust")

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as special servicer (the "Certifying Servicer"), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer's activities during the year ended December 31, 2013 (the "Reporting Period") and the Certifying Servicer's performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the Reporting Period.


Date: March 13, 2014


TORCHLIGHT LOAN SERVICES, LLC

By: /s/ Jacob Baron
    Name: Jacob Baron
    Title: Authorized Signatory

230 Park Avenue New York, New York 10169
T 212.488.3653  F 646.253.9753
E jbaron@torchlightinvestors.com
  www.torchlightinvestors.com